Exhibit 99.1

CORTEX PHARMACEUTICALS AND PIER PHARMACEUTICALS

CONSUMMATE MERGER

Merger Creates New Biotechnology Company Focused on

Brain-Controlled Breathing Disorders

IRVINE, CA & LOUISVILLE, CO (August 14, 2012) — Cortex Pharmaceuticals, Inc. (CORX: OTCBB) and Pier Pharmaceuticals, Inc., a privately held biopharmaceutical company, announced they have consummated a merger under which Cortex and Pier have merged in an all-stock transaction, with Pier becoming a wholly-owned subsidiary of Cortex, effective August 10, 2012.

This merger brings together a series of unique drug products that in preclinical animal models and early clinical studies have shown efficacy in preventing or reversing drug-induced respiratory depression and in reducing obstructive sleep apnea. Phase 2 clinical assets include Cortex’s CX1739, a compound targeting opiate-induced respiratory depression and central sleep apnea, and Pier’s dronabinol, a compound starting a Phase 2 study in obstructive sleep apnea patients that is entirely funded by a National Institute of Health grant of nearly $5 million, awarded to Cortex’s new Board member and scientific advisor, Dr. David W. Carley. Going forward, the Company will be entirely focused on treatments for brain-controlled breathing disorders, and will have multiple opportunities for value-generating clinical milestones with dronabinol and CX1739.

Mark Varney, President and CEO of Cortex, stated: “By combining technologies with Pier, we create a biotechnology company that has two Phase 2 clinical assets, and additional preclinical assets with a focus on the highly unmet medical area of brain-controlled breathing disorders. Not only are the consequences of these breathing disorders dangerous to patients, but they also represent extremely large commercial market opportunities.”

Peter W. Letendre, former CEO, President and Director of Pier Pharmaceuticals, stated: “The merger of Pier with Cortex provides a compelling and unique opportunity to form a unified company that is singularly focused on brain-controlled breathing disorders. The merged company will address a collective group of markets that desperately need effective and improved pharmacologic options for their medical management.”

Details of the Transaction

Under the terms of the transaction, Cortex will issue approximately 58 million shares of its common stock to Pier’s former security holders and certain of Pier’s vendors, which represents approximately 41 percent of the voting power of the merged organization upon closing. Cortex has agreed to issue additional shares of its common stock to Pier’s former security holders and certain of Pier’s vendors if certain of Cortex’s stock options and warrants outstanding immediately prior to the closing of the merger are subsequently exercised. Beal Advisors acted as financial advisor and Stradling Yocca Carlson & Rauth served as legal advisor to Cortex in this transaction. LifeTech Capital, a Division of Aurora Capital LLC, acted as financial advisor and Latham & Watkins served as legal advisor to Pier.

About the Combined Company

The Company will have substantial opportunity for building value going forward, including:

CX1739, an AMPA receptor positive allosteric modulator (AMPA PAM), is a Phase 2 oral drug product. The Company plans to enter the compound into a Phase 2 proof-of-concept study in healthy volunteers subjected to opioid-induced respiratory depression in which respiratory and pain endpoints will be measured. CX1739 is highly efficacious in preclinical opiate-induced respiratory depression models and is more potent than an older AMPA PAM compound that was effective in reducing opiate-induced respiratory depression in the clinic, without affecting the analgesic (pain-killing) benefits of the opiate. Respiratory depression is a serious, and sometimes fatal, side effect of opiate painkillers commonly used in the post-surgical hospital setting, or for chronic back or cancer pain. No drugs are currently available to block opiate-induced respiratory depression without also blocking the beneficial pain-killing activity. In addition, CX1739 will be targeted toward reducing central sleep apneas associated with chronic opioid use, complex sleep apnea and chronic heart failure.

Dronabinol is a cannabinoid agonist. In a pilot Phase 2 study, Pier demonstrated that dronabinol reduced measures of obstructive sleep apnea and excessive daytime sleepiness when administered once-a-day before bedtime for three weeks. Furthermore, the NIH is fully funding a Phase 2 study of dronabinol in 120 patients with obstructive sleep apnea by a grant award of nearly $5 million. Pier holds an exclusive license to an issued patent protecting the use of dronabinol for the treatment of sleep apnea. Pier also has a patent pending for a unique dosage modification for dronabinol.

The management team of the combined Company consists of Mark Varney Ph.D., President and CEO; Maria Messinger, Vice President and CFO; and Steve Johnson, Ph.D., Chief Development Officer. Roger Stoll, Ph.D., Executive Chairman, and Jim Coleman, Senior Vice President of Business Development, have resigned from the Company.

The Board of Directors of the combined Company consists of eight members, including Charles J. Casamento as Chairman of the Board; John F. Benedik; David W. Carley, Ph.D., (founder and former director of Pier, and Professor of Biobehavioral Health Science, Medicine, Pharmacology, and Bioengineering at the University of Illinois at Chicago); Moogak Hwang, Ph.D. (Head of New Business Development at Samyang Optics Co., Ltd., Cortex’s largest stockholder); Kathryn Hyer (former director of Pier, Director of Illinois Ventures, LLC and a Partner of the Illinois Emerging Technologies Fund, L.P.); M. Ross Johnson, Ph.D. (President and CEO of Parion Sciences, Inc.); Peter W. Letendre, Pharm.D. (CEO, former President and director of Pier); and Mark A. Varney, Ph.D. (CEO and President of Cortex).

Roger Stoll, Peter Drake, Robert Allnutt and Carl Cotman have resigned from the Cortex Board of Directors.

Conference Call Information

Senior management and members of the Board of the combined Company, including Peter Letendre, former CEO of Pier, will host a conference call to discuss the merger at 4:15 PM ET on Wednesday, August 15, 2012. To access the call, please dial (888) 424-8151 (toll free) or (847) 585-4422 (toll) five minutes prior to the start time and provide the passcode 712 4824#. An archived audio webcast will be available on the Cortex website 24 hours after the event and will be archived for 30 days.

Cautionary Statement Regarding Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words and phrases such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” “going forward,” “opportunity,” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements in this press release include, without limitation, expected benefits of the merger, forecasts of product development, the Company’s plans for clinical trials and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release, including the risks that the Company may not generate sufficient cash from operations and from external financing to continue as a going concern; difficulties encountered in integrating merged businesses; clinical trial results; that the Company’s proposed products may at any time be found to be unsafe or ineffective for any or all of their proposed indications; that patents may not issue from the Company’s patent applications; that competitors may challenge or design around the Company’s patents or develop competing technologies; that the Company may have insufficient resources to undertake proposed clinical studies and that preclinical or clinical studies may at any point be suspended or take substantially longer than anticipated to complete; the competitive environment in the biotechnology industry; whether the Company can successfully develop new products and the degree to which these gain market acceptance; and other risks that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in its subsequently filed reports with the SEC. As discussed in the Company’s Securities and Exchange Commission filings, the Company’s proposed products will require additional research, lengthy and costly preclinical and clinical testing and regulatory approval. AMPA PAM compounds are investigational drugs and have not been approved for the treatment of any disease. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contacts:

Company Contact:

Mark A. Varney, Ph.D., President and CEO

Cortex Pharmaceuticals, Inc.

Tel: 949.727.3157

Investor Relations and Media:

Susan Forman/Laura Radocaj

DGI

Tel: (212) 825-3210